Exhibit 5.1

September 30, 2016

Nutanix, Inc.

1740 Technology Drive, Suite 150

San Jose, California 95110

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Nutanix, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 66,998,531 shares of Class A common stock, par value $0.000025 per share, and 40,798,531 shares of Class B common stock, par value $0.000025 per share, consisting of: (i) 22,400,000 shares of Class A common stock reserved for issuance under the 2016 Equity Incentive Plan, (ii) 3,800,000 shares of Class A common stock reserved for issuance under the 2016 Employee Stock Purchase Plan, (iii) 1,760,168 shares of Class B common stock reserved for issuance under the 2011 Stock Plan (and the 1,760,168 shares of Class A common stock issuable upon conversion of such shares of Class B common stock), and (iv) 39,038,363 shares of Class B common stock reserved for issuance under the 2010 Stock Plan (and the 39,038,363 shares of Class A common stock issuable upon conversion of such shares of Class B common stock) (which plans are referred to herein as the “Plans” and which shares of Class A common stock and Class B common stock are collectively referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.